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                                                                EXHIBIT 10.16(C)

WHENEVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK *), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                                    AMENDMENT
                                     TO THE
                                SUPPLY AGREEMENT

          This Amendment (the "Amendment") entered into effective as of December 21, 2006 (the "Amendment Effective Date") to the Supply Agreement, effective as of June 23, 2005 (the "Supply Agreement"), by and between Alkermes, Inc. ("Alkermes") and Cephalon, Inc. ("Cephalon"), witnesseth that (capitalized terms used but not defined herein shall have the meaning set forth in the Supply Agreement):

                                    RECITALS:

          WHEREAS, pursuant to the Supply Agreement, the Parties agreed, among other things, that Alkermes was responsible for providing the capital necessary to permit the Manufacture of the Product Requirements pursuant to such Supply Agreement; and

          WHEREAS, Alkermes and Cephalon have now agreed to amend the terms and conditions governing responsibilities for providing the capital necessary to meet the Product Requirements for the Product.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. A new Section 5.5 shall be added to the Supply Agreement and shall read as follows:

          "5.5 LINE 5 AND LINE 6.

               (A) PRODUCT MANUFACTURING EQUIPMENT PURCHASE. Notwithstanding anything to the contrary herein, effective the Amendment Effective Date, Alkermes will sell and Cephalon will purchase for the Purchase Price described below all equipment that on September 30, 2006 (the "Agreement Date") constituted the second wet process line for the Manufacture of the Product at the Alkermes Manufacturing Facility in Wilmington, Ohio ("Line 5") and the third wet process line for the Manufacture of the Product at the Alkermes Manufacturing Facility in Wilmington, Ohio ("Line 6") (such equipment along with all other equipment thereafter added to Line 5 and Line 6, the "Product Manufacturing Equipment") as well as reimburse Alkermes for all related Capital Improvements (as defined below) made prior to the Agreement Date. Within ten (10) days of the Amendment Effective Date, Cephalon will pay Alkermes the purchase price of Nineteen Million Three Hundred Fifty-Six Thousand

*    Confidential Treatment Requested.

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          Seven Hundred Fifty-Six Dollars ($19,356,756) (the "Purchase Price").
          Upon receipt of the Purchase Price Alkermes will transfer to Cephalon the title to and risk of loss of all Product Manufacturing Equipment in existence on the Agreement Date and all Capital Improvements made prior to the Agreement Date. Thereafter, Alkermes will supply to Cephalon at the end of each calendar quarter a detailed listing of all Capital Improvements made to Line 5 and Line 6 during such calendar quarter and will supply supporting documentation for all Fully Capitalized Costs (as defined below) incurred by Alkermes as requested by Cephalon from time to time.

          Notwithstanding anything to the contrary herein, whether or not Alkermes has supplied to Cephalon any listing thereof in accordance with the preceding paragraph, Cephalon will own any Product Manufacturing Equipment and other Capital Improvements made to Line 5 or Line 6 for which Cephalon has made the related payment to Alkermes of Fully Capitalized Costs pursuant to Section 5.5(b). To evidence and perfect Cephalon's ownership interest in the Product Manufacturing Equipment and other Capital Improvements, Alkermes agrees to execute and deliver all deeds, assignments, bills of sale and other documents reasonably requested by Cephalon, including appropriate Uniform Commercial Code financing statements with respect to the Product Manufacturing Equipment and other Capital Improvements. Alkermes will keep the Product Manufacturing Equipment and other Capital Improvements free and clear of all liens and encumbrances, other than those which may result from any act of Cephalon. All costs incurred by Cephalon for insuring the Product Manufacturing Equipment and other Capital Improvements, and for paying any taxes, including personal property and sales taxes that may accrue with respect to the Product Manufacturing Equipment and other Capital Improvements, shall be deemed to be Cephalon Incurred Shared Expenses.

               (B) CAPITAL IMPROVEMENTS. Following the Agreement Date, Alkermes has continued and will continue to design, engineer, procure additional equipment for, develop, construct and validate Line 5 and Line 6 (all such activities the "Capital Improvements"). Within ten
          (10) days of the Amendment Effective Date, Cephalon will reimburse Alkermes for the Fully Capitalized Costs of Capital Improvements incurred by Alkermes during October 2006 and any other Fully Capitalized Costs associated with Line 5 and Line 6 incurred by Alkermes during this period. Within the period ending thirty (30) days after the later of (i) the Amendment Effective Date or (ii) Cephalon's receipt of Alkermes' invoice therefor, Cephalon will reimburse Alkermes for the Fully Capitalized Costs of Capital Improvements incurred by Alkermes during November 2006 and any other Fully Capitalized Costs associated with Line 5 and Line 6 incurred by Alkermes during this period. Within fifteen (15) days of the end of each month after the Amendment Effective Date, Alkermes will invoice Cephalon for the Fully Capitalized Costs of Capital Improvements incurred by Alkermes during the prior month and any other Fully Capitalized Costs associated with Line 5 and Line 6 incurred by Alkermes during such period. Cephalon will pay each such

*    Confidential Treatment Requested.


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          invoice within thirty (30) days of receipt; provided, however, that
          Cephalon shall not be obligated to pay pursuant to this Section 5.5(b) for any Fully Capitalized Costs exceeding in the aggregate Fifty-One Million Six Hundred Forty-Three Thousand Two Hundred Forty-Four Dollars ($51,643,244). All costs incurred by Alkermes with respect to Line 5 and Line 6 that are not reimbursed by Cephalon pursuant to this
          Section 5.5(b) or included in the Purchase Price will, to the extent covered by Development Plan budgets approved by the JSC, be deemed to be Alkermes Incurred Shared Expenses or, to the extent appropriate, be included in Fully Burdened Manufacturing Costs. "Fully Capitalized Costs" shall mean costs that normally would be capitalized in accordance with Cephalon's accounting policies (whether incurred by Cephalon or Alkermes), including direct labor costs of both Cephalon and Alkermes as well as out-of-pocket costs, including out-of-pocket costs incurred for equipment and third-party design, engineering, development, construction and validation services. Alkermes' labor costs will be calculated at the Development FTE Rate.

               (C) ACCOUNTING FOR LINE 5 AND LINE 6. The Purchase Price, the Fully Capitalized Costs of Capital Improvements and any other Fully Capitalized Costs associated with Line 5 and Line 6 reimbursed by Cephalon to Alkermes will be capitalized by Cephalon in accordance with its accounting policies. All such amounts will be depreciated by Cephalon on a straight line basis over the life of the Product Manufacturing Equipment in accordance with Cephalon's accounting policies and GAAP and the depreciation charge each month will be deemed to be Cephalon Incurred Shared Expenses.

               (D) [**], effective the last Business Day of each calendar quarter during the life of the Product Manufacturing Equipment, Cephalon will calculate [**] on the total of [**]. The rate used to calculate [**] will be fixed at [**] per annum. At the end of each calendar quarter Cephalon will invoice Alkermes for [**] for that calendar quarter, and Alkermes will pay this invoice [**].

               (E) USE OF PRODUCT MANUFACTURING EQUIPMENT. Alkermes will have the right to use the Product Manufacturing Equipment in accordance with the provisions of this Agreement and the Amendment without any obligation to make any payments to Cephalon with respect to such use. Subject to its obligations under this Agreement and the Amendment, Alkermes will have the right at any time to manufacture products other than the Product using Line 5 and Line 6; provided, however, that in the event Alkermes uses Line 5 or Line 6 to manufacture products other than the Product, Alkermes' costs associated with such use, including maintenance costs, shall not be considered Alkermes Incurred Shared Expenses and Alkermes will reimburse Cephalon for one hundred percent (100%) of the depreciation charge for the Fully Capitalized Costs for Line 5 or Line 6 for the period and to the extent Line 5 or Line 6 is used by Alkermes to manufacture products other than the Product, which fully reimbursed depreciation charge for such period shall not be considered Alkermes Incurred Shared Expenses or Cephalon Incurred Shared Expenses.

*    Confidential Treatment Requested.


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          Alkermes will maintain each piece of Product Manufacturing Equipment in good operating order and repair, normal wear and tear excepted, and, subject to the preceding sentence, the expense of such maintenance will be deemed to be an Alkermes Incurred Shared Expense.

               (F) ABANDONMENT OF PRODUCT MANUFACTURING EQUIPMENT. If at any time prior to termination of this Agreement the Product Manufacturing Equipment is deemed to be impaired, abandoned or obsolete in accordance with Cephalon's accounting policies, then any impairment charge will be deemed to be a Cephalon Incurred Shared Expense.

               (G) REPURCHASE OF PRODUCT MANUFACTURING EQUIPMENT. At any time after December 21, 2008 or in the event the Parties enter into a Technology Transfer Agreement, Alkermes will have an option to purchase all Product Manufacturing Equipment as installed (including any development and/or validation data or information) and other Capital Improvements at their net book value in Cephalon's financial statements at the time of option exercise. In addition, in the event of expiration or termination of this Agreement (a "Termination Event"), Alkermes will have an option to purchase all Product Manufacturing Equipment as installed (including any development and/or validation data or information) and other Capital Improvements at their net book value in Cephalon's financial statements on the date of such Termination Event [**], as set forth in Cephalon's financial statements on the date of such Termination Event. Within thirty (30) days of a notice from Alkermes of its interest in exercising any such repurchase option, Cephalon will provide Alkermes with notice of the Product Manufacturing Equipment's and the relevant Fully Capitalized Costs' then current net book value. Alkermes will have the right to request an audit of Cephalon's determination of net book value of the Product Manufacturing Equipment and such Fully Capitalized Costs, which shall be conducted by an independent public accountant of national prominence at Alkermes' expense. Such accountant will treat all information subject to audit under this Section 5.5(g) as confidential and will provide a report to Alkermes and Cephalon regarding only the accuracy or inaccuracy of the net book value determination. Following receipt of Cephalon's notice regarding the net book value of the Product Manufacturing Equipment and the Fully Capitalized Costs (and any audit conducted by Alkermes), Alkermes will provide Cephalon notice of whether it intends to purchase the Product Manufacturing Equipment and other Capital Improvements. If Alkermes provides notice of its intended purchase, Alkermes will pay Cephalon the purchase price described above, and Cephalon will transfer to Alkermes the title to and risk of loss of all Product Manufacturing Equipment and other Capital Improvements. Cephalon and Alkermes will promptly execute and deliver all deeds, assignments, bills of sale and other documents for the purchase of the Product Manufacturing Equipment and other Capital Improvements reasonably requested by Alkermes to evidence and perfect Alkermes' ownership of the Product Manufacturing Equipment and other Capital Improvements. Upon the execution and delivery of such documents,

*    Confidential Treatment Requested.


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          Cephalon will promptly file amendments terminating any Uniform
          Commercial Code financing statements that have been filed with respect to the Product Manufacturing Equipment and other Capital Improvements.

          In the event that following a Termination Event or the signature of a Technology Transfer Agreement, (i) Alkermes provides notice to Cephalon that it does not intend to purchase the Product Manufacturing Equipment and other Capital Improvements or (ii) in response to an inquiry from Cephalon, Alkermes indicates that it does not intend to purchase the Product Manufacturing Equipment and other Capital Improvements, then Cephalon may request that Alkermes arrange for the removal from the Alkermes Manufacturing Facility in Wilmington, Ohio of the Product Manufacturing Equipment. The Parties will work together in good faith to determine a mutually agreeable time and method for the removal of the Product Manufacturing Equipment from the Alkermes Manufacturing Facility. Alkermes will then remove, crate and ship such Product Manufacturing Equipment in accordance with such plan, at Cephalon's cost and expense, to any destination in the United States that Cephalon may designate. In the event that following a Termination Event or the signature of a Technology Transfer Agreement, Alkermes determines that any Product Manufacturing Equipment cannot be so removed from the Alkermes Manufacturing Facility without destroying any portion thereof or significantly disrupting the operation thereof, Alkermes shall purchase such Product Manufacturing Equipment for the purchase price described above."

     2. Except as specifically amended herein, all provisions of the Supply Agreement shall remain in full force and effect in accordance with their terms. In the event of a conflict between the provisions of the Supply Agreement and those of this Amendment, this Amendment shall control. This Amendment, together with the Supply Agreement, represents the entire agreement between the Parties regarding the subject matter hereof, and there are no prior or contemporaneous written or oral promises or representation relating to this subject not incorporated herein, including the Binding Term Sheet between the Parties dated October 17, 2006. No amendment or modification of the terms and conditions of this Amendment shall be binding on either Party unless reduced to a writing referencing this Amendment and signed by an authorized officer of the Party to be bound.

     3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

     4. This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware (other than its choice of law principles).

*    Confidential Treatment Requested.


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                            [SIGNATURE PAGE FOLLOWS]

*    Confidential Treatment Requested.


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          IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by its duly authorized representatives to be effective as of the date set forth above.

ALKERMES, INC.                          CEPHALON, INC.


By: /s/ Michael Landine                 By: /s/ J. Kevin Buchi
    ---------------------------------       ------------------------------------
Name: Michael Landine                   Name: J. Kevin Buchi
Title: Vice President                   Title: Executive Vice President & CFO

* Confidential Treatment Requested.